Exhibit 99.1

W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000	NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath Vice President — External Financial Communications (203) 629-3000
W. R. BERKLEY CORPORATION REPORTS FOURTH QUARTER RESULTS
Net Income $134 million, Return on Equity 17.6%
     Greenwich, CT, February 8, 2010 — W. R. Berkley Corporation (NYSE: WRB) today reported net income for the fourth quarter of 2009 of $134 million, or 81 cents per share, compared with $40 million, or 24 cents per share, for the fourth quarter of 2008. Operating income for the fourth quarter of 2009 was $118 million, or 71 cents per share, compared with $124 million, or 74 cents per share, for the corresponding quarter of 2008. Operating income is a non-GAAP financial measure defined by the Company as net income excluding income and losses from investment funds and net investment gains and losses.
Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2009	2008	2009	2008

Gross premiums written	$953,880	$1,000,009	$4,253,439	$4,520,126
Net premiums written	828,382	888,452	3,730,095	4,033,899

Net income	134,294	40,326	309,057	281,141
Net income per diluted share	0.81	0.24	1.86	1.62

Operating income	117,768	124,125	446,740	515,408
Operating income per diluted share	0.71	0.74	2.68	2.97

W. R. Berkley Corporation	Page 2
Fourth quarter highlights included:
•	The overall return on equity was 17.6%, and the operating return on equity was 15.5%.

•	Book value per share increased to $22.97.

•	Investment income increased 24%.

•	GAAP combined ratio was 92.6%.

•	Cash flow from operations was $151 million.

•	Repurchased 4.6 million shares of common stock for $112 million.
     The Company also announced that its Board of Directors has increased the Company’s share repurchase authorization by 10 million shares, to 11.5 million shares. The increased authorization represents approximately 7 percent of the Company’s shares outstanding at December 31, 2009. Repurchases may be made from time to time at prevailing prices in the open market or in privately negotiated transactions, subject to market conditions and other factors.
     Commenting on the Company’s performance, William R. Berkley, chairman and chief executive officer, said: “We are pleased with our results for the quarter. Underwriting performance was in line with our expectations and investment returns are approaching their historic levels. Operating return on equity of 15.5 percent reached our target even as we continued to invest in new operating units that will better position us for the future.
     “As we maintain disciplined pricing, our existing book of business continues to modestly shrink. It is still hard to find new business that is attractively priced in the current marketplace. However, we are beginning to see improving price trends in selected lines of business.
     “Our investment portfolio continues to perform well with the fixed income portion having an average rating of AA and a duration that is slightly shorter than the duration of our liabilities. We feel comfortable with our existing investment portfolio and remain optimistic about its longer term performance.
     “In the fourth quarter, the company repurchased 4.6 million shares of its common stock, and in January of 2010 we repurchased another 3.8 million shares. As our earnings generate capital in excess of what our business requires, we will evaluate how to use the excess in our already well-capitalized business. We see signs of a cyclical change and are particularly well-positioned for a market turn. We are expecting to achieve our goal of a 15% return on equity for the year and continue to be positive on the opportunities for our company,” Mr. Berkley concluded.

W. R. Berkley Corporation	Page 3
     Webcast Conference Call
     The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Tuesday, February 9, 2010 at 10:00 a.m. eastern time. The conference call will be webcast live on the Company’s website at www.wrberkley.com. A recording of the call will be available on the Company’s website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.
Forward Looking Information
This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2010 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; the impact of significant competition; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, merger arbitrage and private equity investments; the uncertain nature of damage theories and loss amounts; the potential impact of the economic downturn, and any legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; natural and man-made catastrophic losses, including as a result of terrorist activities; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Programs Reauthorization Act of 2007; the ability of our reinsurers to pay reinsurance recoverables owed to us; foreign currency and political risks relating to our international operations; other legislative and regulatory developments, including those related to alleged anti-competitive or other improper business practices in the insurance industry; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; our ability to attract and retain qualified employees; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2010 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
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W. R. Berkley Corporation	Page 4
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2009	2008	2009	2008
Revenues:
Net premiums written	$828,382	$888,452	$3,730,095	$4,033,899
Change in unearned premiums	103,947	146,867	75,754	255,681

Net premiums earned	932,329	1,035,319	3,805,849	4,289,580
Net investment income	141,181	113,584	552,561	537,033
Income (losses) from investment funds	4,999	(31,942)	(173,553)	(3,553)
Insurance service fees	19,366	25,355	93,245	102,856
Net investment gains (losses):
Net realized gains (losses) on investment sales	32,243	(4,327)	104,453	76,619
Other-than-temporary impairments	(12,279)	(104,437)	(151,727)	(433,550)
Portion of impairments reclassified to other comprehensive income	457	—	8,866	—

Net investment gains (losses)	20,421	(108,764)	(38,408)	(356,931)

Revenues from wholly-owned investees	57,301	44,765	189,347	137,280
Other income	553	518	2,137	2,543

Total revenues	1,176,150	1,078,835	4,431,178	4,708,808

Expenses:
Losses and loss expenses	543,031	631,663	2,336,707	2,688,661
Other operating costs and expenses	364,855	360,163	1,440,838	1,475,165
Expenses from wholly-owned investees	56,820	43,422	183,414	134,037
Interest expense	25,953	20,232	87,989	84,623

Total expenses	990,659	1,055,480	4,048,948	4,382,486

Income before income taxes	185,491	23,355	382,230	326,322
Income tax (expense) benefit	(51,347)	16,996	(73,150)	(44,919)

Net income before noncontrolling interests	134,144	40,351	309,080	281,403
Noncontrolling interests	150	(25)	(23)	(262)

Net income to common stockholders	$134,294	$40,326	$309,057	$281,141

Net income per share:
Basic	$0.84	$0.25	$1.93	$1.68
Diluted	$0.81	$0.24	$1.86	$1.62

Average shares outstanding:
Basic	159,873	161,388	160,357	166,956
Diluted	166,193	167,859	166,574	173,454

W. R. Berkley Corporation	Page 5
Operating Results by Segment
(Amounts in thousands, except ratios (1))

	Fourth Quarter		Full Year
	2009	2008	2009	2008
Specialty: (2)
Gross premiums written	$352,050	$382,535	$1,464,205	$1,590,335
Net premiums written	298,699	344,270	1,260,451	1,453,778
Premiums earned	323,730	390,195	1,354,355	1,618,915
Pre-tax income	71,031	66,767	220,906	375,429
Loss ratio	61.2%	60.8%	61.9%	60.1%
Expense ratio	32.4%	29.2%	31.1%	28.4%
GAAP combined ratio	93.6%	90.0%	93.0%	88.5%

Regional: (2)
Gross premiums written	$278,110	$308,147	$1,229,786	$1,385,791
Net premiums written	244,238	272,728	1,081,100	1,211,096
Premiums earned	272,983	309,673	1,116,871	1,237,258
Pre-tax income	45,749	27,747	106,078	108,720
Loss ratio	55.3%	61.2%	61.4%	65.4%
Expense ratio	36.4%	33.6%	34.2%	32.3%
GAAP combined ratio	91.7%	94.8%	95.6%	97.7%

Alternative Markets:
Gross premiums written	$110,422	$125,387	$664,749	$715,979
Net premiums written	95,222	104,738	589,637	622,185
Premiums earned	145,024	158,615	597,932	626,858
Pre-tax income	52,767	36,399	162,875	201,879
Loss ratio	61.0%	64.3%	63.4%	62.7%
Expense ratio	27.0%	25.7%	25.8%	24.2%
GAAP combined ratio	88.0%	90.0%	89.2%	86.9%

Reinsurance: (2)
Gross premiums written	$100,116	$91,113	$455,968	$458,668
Net premiums written	92,574	87,148	423,425	435,108
Premiums earned	104,586	110,806	411,511	519,717
Pre-tax income	35,870	21,473	86,358	117,946
Loss ratio	54.3%	59.9%	57.9%	64.7%
Expense ratio	38.5%	36.3%	39.1%	34.7%
GAAP combined ratio	92.8%	96.2%	97.0%	99.4%

International:
Gross premiums written	$113,182	$92,827	$438,731	$369,353
Net premiums written	97,649	79,568	375,482	311,732
Premiums earned	86,006	66,030	325,180	286,832
Pre-tax income (3)	6,335	21,580	22,719	52,945
Loss ratio	56.6%	55.3%	59.9%	61.7%
Expense ratio	43.3%	42.6%	40.2%	38.9%
GAAP combined ratio	99.9%	97.9%	100.1%	100.6%

W. R. Berkley Corporation	Page 6
Operating Results by Segment (Continued)
(Amounts in thousands, except ratios (1))

	Fourth Quarter		Full Year
	2009	2008	2009	2008
Corporate and Eliminations:
Net investment gains (losses)	$20,421	$(108,764)	$(38,408)	$(356,931)
Interest expense	(25,953)	(20,232)	(87,989)	(84,623)
Other revenues and expenses (4)	(20,729)	(21,615)	(90,309)	(89,043)
Pre-tax loss	(26,261)	(150,611)	(216,706)	(530,597)

Consolidated:
Gross premiums written	$953,880	$1,000,009	$4,253,439	$4,520,126
Net premiums written	828,382	888,452	3,730,095	4,033,899
Premiums earned	932,329	1,035,319	3,805,849	4,289,580
Pre-tax income	185,491	23,355	382,230	326,322
Loss ratio	58.2%	61.0%	61.4%	62.7%
Expense ratio	34.4%	31.6%	32.8%	30.4%
GAAP combined ratio	92.6%	92.6%	94.2%	93.1%

(1)	Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)	Weather-related losses were $4 million and $6 million for the fourth quarter of 2009 and 2008, respectively, and $63 million and $114 million for full year 2009 and 2008, respectively.

(3)	Pre-tax income for the international segment is net of foreign currency losses of $1 million in the fourth quarter of 2009 compared with foreign currency gains of $16 million in the fourth quarter of 2008.

(4)	Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

W. R. Berkley Corporation	Page 7
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	December 31,	December 31,
	2009	2008

Net invested assets (1)	$13,726,213	$12,522,360
Total assets	17,328,596	16,121,158
Reserves for losses and loss expenses	9,071,671	8,999,596
Senior notes and other debt	1,345,481	1,021,869
Junior subordinated debentures	249,793	249,584
Common stockholders’ equity (2) (3)	3,596,067	3,046,319
Common stock outstanding (3)	156,552	161,467
Common stockholders’ equity per share (3)	22.97	18.87

(1)	Net invested assets include investments, cash investments and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)	After-tax unrealized investment gains were $219 million at December 31, 2009, compared with after-tax unrealized investment losses of $142 million at December 31, 2008. Unrealized currency translation losses were $40 million and $72 million as of December 31, 2009 and 2008, respectively.

(3)	During 2009, the Company repurchased 6.2 million shares of its common stock at an average cost of $23.02 and an aggregate cost of $144 million.

W. R. Berkley Corporation	Page 8
Supplemental Information
(Amount in thousands)

	Fourth Quarter		Full Year
	2009	2008	2009	2008

Reconciliation of operating income to net income:
Operating income (1)	$117,768	$124,125	$446,740	$515,408
Investment gains (losses), net of tax	13,276	(70,630)	(24,874)	(231,958)
Income (losses) from investment funds, net of tax	3,250	(20,762)	(112,809)	(2,309)
Effective tax rate adjustment	—	7,593	—	—

Net income	$134,294	$40,326	$309,057	$281,141

Return on equity:
Net income (2)	17.6%	4.5%	10.1%	7.8%
Operating income (2)	15.5%	13.8%	14.7%	14.3%

Cash flow:
Cash flow from operations before cash transfers to/from trading account (3)	$150,757	$262,991	$699,395	$999,147
Cash transfers to/from trading account	—	503,813	(383,341)	553,813

Cash flow from operations	$150,757	$766,804	$316,054	$1,552,960

Other operating costs and expenses:
Underwriting expenses	$320,919	$326,953	$1,248,463	$1,303,551
Service expenses	16,001	21,388	78,331	87,397
Net foreign currency (gains) losses	2,885	(15,868)	4,213	(23,213)
Other costs and expenses	25,050	27,690	109,831	107,430

Total	$364,855	$360,163	$1,440,838	$1,475,165

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding income or losses from investment funds and net investment gains and losses. The Company refined its definition of operating income beginning with the second quarter of 2009. Management believes that excluding income and losses from investment funds and net investment gains and losses, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company’s underlying operations.

(2)	Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

(3)	Cash flow from operations before cash transfers to/from trading account is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to and withdrawals from the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company’s cash flow.